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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                  July 1, 2005
                ------------------------------------------------
                Date of Report (Date of earliest event reported)


                               SEDONA CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Pennsylvania               0-15864                   95-4091769
-----------------------------  --------------------        ------------------
(State or other jurisdiction   (Commission File No.)         (IRS Employer
       of incorporation)                                   Identification No.)

      1003 W. Ninth Avenue King of Prussia, PA         19406
      -----------------------------------------      ---------
       (Address of principal executive offices)      (Zip Code)


               Registrant's telephone number, including area code:
                                 (610) 337-8400
               ---------------------------------------------------


                                 Not applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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SECTION 2 - FINANCIAL INFORMATION

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION On July 1, 2005, SEDONA (the "Company") and William Rucks, executed a binding Term Sheet whereby Mr. Rucks (the "Investor") agreed to provide the Company with $1,000,000 of working capital financing. The executed Term Sheet provides for the Investor to lend the Company $1,000,000 in two tranches of $250,000 each and one Tranche of $500,000, (the "Loan(s)"). On July 1, 2005, the Investor lent the Company the initial $250,000. The Term Sheet provides that the Investor will lend the Company the second Tranche of $250,000 on or before July 30, 2005, subject to the Company meeting certain conditions, and the third Tranche of $500,000 on or before September 29, 2005.

As evidence of the initial Loan, the Company is obligated to issue to the Investor a convertible note (the "Convertible Note(s)"), dated as of the date of each Loan, in the principal amount of each Loan. The Convertible Notes shall mature and are payable 24 months after the date of each Loan, unless theretofore converted. The Company is required to use the proceeds from each tranche to pay existing obligations of the Company in the following order of priority. First, to the Internal Revenue Service for any payroll, withholding and other employee taxes; second, to any state revenue department for which payroll, withholding or other employee taxes are due; third, to any state revenue department for any sales or use taxes owed by the Company; fourth, to proper parties to satisfy any ERISA, pension or benefit obligations; fifth, to proper parties and employees to satisfy any wage, current severance obligations, WARN Act or other employee related expenses; sixth to proper parties to satisfy any outstanding environmental claims, demands, enforcement actions or judgments; seventh, to federal and state authorities for taxed based on income and for franchise taxes' and eighth, payment to accounts payables and expenses incurred in business operations.

The Convertible Notes will bear interest on the principal outstanding at a rate of eight percent (8%) per year due annually in arrears from the date of the Convertible Notes until the earlier of maturity or the date upon which the unpaid balance is paid in full or is converted into shares of common stock (the "Shares"). The Investor may, at his option, at any time after each Loan, elect in writing to convert all or a designated part of the unpaid principal balance, together with the accrued and unpaid interest, of each Convertible Note into Shares. The number of Shares into which the principal may be converted is equal to $0.18 per share. The number of Shares issuable upon conversion of the $1,000,000 principal balance of the Convertible Notes is 5,555,555. Accrued and unpaid interest may be paid in cash or, at the election of the Investor, in Shares at a conversion price of $0.18 per share. The conversion price for principal shall be protected by full-ratchet anti-dilution, with the exemption of stock options issued to the Company's employees and directors only.

In the event the Company's cash position increases to a significant level due to increased business activity, a legal settlement, or additional equity investment, the Company, after thirty (30) days written notice, may elect to prepay the principal amount of the Convertible Notes, plus interest, in cash, at any time, without penalty, in the event the Investor does not elect in writing to convert all or a designated part of the principal amount of the Note to equity during the thirty (30) day notice period.

As additional consideration, the Investor shall be granted one (1) four-year warrant for every two (2) converted Shares. The exercise price of the warrant shall be $0.30 per share.

Under the provisions of the Term Sheet, the Investor also has the right to assign all or any part of the Convertible Notes to related entities controlled by the Investor or to Independent Third Parties. The Investor is strictly prohibited from selling any Shares until all funding obligations due under the Term Sheet are fulfilled. The expiration date of 525,266 stock purchase warrants issued to Investor from prior financings with the Company shall be extended for a period of twelve (12) months.

The Company must file a registration statement on a timely basis to register under the Securities Act of 1933 the resale of the Shares issuable upon conversion of the Convertible Notes.

SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02 UNREGISTERED SALES OF SECURITIES

The information provided in Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

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SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

 EXHIBIT NO.    DESCRIPTION
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Exhibit 10.72   Convertible note dated July 1, 2005, by the Company in favor of
                Investor.+

+ Filed herewith.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       SEDONA CORPORATION

Dated: July 08, 2005                   By: /s/ Marco A. Emrich
                                          --------------------------------------
                                           Marco A. Emrich
                                           Chief Executive Officer and President